UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

GUARANTY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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16475 Dallas Parkway, Suite 600

Addison, Texas 75001

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 20, 2020

The following Notice of Change of Location (the “Notice”) supplements and relates to the proxy statement (the “Proxy Statement”) of Guaranty Bancshares, Inc. (the “Company”), dated April 4, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Shareholders to be held on Wednesday, May 20, 2020. This Notice is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about May 6, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, MAY 20, 2020 AT 2:00 P.M. CENTRAL TIME

To the Shareholders of Guaranty Bancshares, Inc.:

Due to public health and safety concerns related to the novel coronavirus (COVID-19) pandemic, the location of our 2020 Annual Meeting of Shareholders (the “Annual Meeting”) has been changed to a virtual-only format.

This year’s Annual Meeting will be our first time hosting a completely virtual meeting of shareholders, which will be conducted solely online via live webcast. If this event format is successful and allows for expanded shareholder engagement, we may continue using this technology in the future. You will not be able to attend the Annual Meeting in person but you will be able to attend and participate online, vote your shares electronically and submit your questions prior to and during the meeting.

If you are a registered shareholder, you will receive a notice by mail or email from Computershare that contains your control number and password.  If you hold your shares through a broker, you must register in advance to attend the Annual Meeting. To register you must submit proof of your proxy power (legal proxy) reflecting your GNTY holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 4:00 p.m., Central Time, on May 18, 2020. You will receive a confirmation email from Computershare of your registration. Requests for registration should be directed to: legalproxy@computershare.com.

To access the virtual meeting, please go to: www.meetingcenter.io/265513975. There are two options: Join as “Shareholder” or join as “Guest”. To join as shareholder you will be required to enter your individually assigned 15-digit control number and the password (listed on the notice mailed or e-mailed to you). If you do not have your control number, or you did not register in advance of the meeting, you may join as guest in ‘listen-only mode’ to the meeting.

Whether or not you plan to attend the Annual Meeting, you are urged to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials. Your proxy card previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares at the Annual Meeting. We encourage you to get your proxy in as early as possible to avoid processing delays.

We are encouraged that we may use this technology to provide expanded access and improved communication to our shareholders, as well as continuing to social distance to reduce the spread of COVID-19.

Sincerely,

Guaranty Bancshares, Inc.

May 6, 2020